Exhibit 99.8

PRUDENTIAL FINANCIAL, INC.

Schedule V

Valuation and Qualifying Accounts

For the Years Ended December 31, 2007, 2006 and 2005 (in millions)

		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Other	Deductions		Affect of Foreign Exchange Rates	Balance at End of Period
2007
Allowance for losses on commercial loans	$185	$—	$—	$13	(a)	$1	$173
Valuation allowance on deferred tax asset	592	—	—	206	(b)	(4)	382

	$777	$—	$—	$219		$(3)	$555

2006
Allowance for losses on commercial loans	$248	$—	$—	$64	(c)	$1	$185
Valuation allowance on deferred tax asset	676	4	—	75	(d)	(13)	592

	$924	$4	$—	$139		$(12)	$777

2005
Allowance for losses on commercial loans	$600	$—	$—	$303	(e)	$(49)	$248
Valuation allowance on deferred tax asset	677	167	—	151	(d)	(17)	676

	$1,277	$167	$—	$454		$(66)	$924

(a)	Represents $11 million of release of allowance for losses and $2 million of charge-offs, net of recoveries.
(b)	Represents, primarily, $141 million reduction to the valuation allowance on the deferred taxes associated with the acquisition of Gibraltar Life as a result of the adoption of FIN No. 48, as well as the utilization and expiration of net operating losses.
(c)	Represents $57 million of release of allowance for losses and $7 million of charge-offs, net of recoveries.
(d)	Represents, primarily, utilization and expiration of net operating losses.
(e)	Represents $273 million of release of allowance for losses and $30 million of charge-offs, net of recoveries.

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